Exhibit 10.1

 EXECUTION COPY

FIRST AMENDMENT TO
FIRST LIEN CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FIRST LIEN CREDIT AGREEMENT (this “Amendment”), dated as of August 26, 2013, is entered into by and among: FULL HOUSE RESORTS, INC., a Delaware corporation (the “Borrower”); each of the undersigned financial institutions (collectively, the “Lenders”); and CAPITAL ONE, NATIONAL ASSOCIATION (“Capital One”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender (as such terms are defined below).

RECITALS

A.           The Borrower, Administrative Agent and Lenders have executed a First Lien Credit Agreement, dated as of June 29, 2012 (the “Credit Agreement”) providing for a Revolving Loan in the maximum aggregate principal amount of $5,000,000, a Term Loan in the original principal amount of $50,000,000, and a Swing Line Loan in the maximum principal amount of $1,000,000.  Capitalized terms used herein and not otherwise defined herein shall have the meanings defined in the Credit Agreement.

B.           The Credit Agreement also provides the Borrower with the option to increase the principal amount of the Total Term Loan Commitment in an amount not in excess $10,000,000, subject to the conditions and on the terms provided in the Credit Agreement, for the purpose of financing, in part, the construction of a hotel adjacent to the Silver Slipper Casino.  The Borrower wishes to exercise this option and the Lenders agree to fund the increased principal amount through a separate Term Loan (Hotel).

C.           The Borrower has also requested that (i) the Maturity Date be extended to June 29, 2016, (ii) the Applicable Margin be reduced, and (iii) the financial covenants be modified; the Administrative Agent and Lenders are willing to accept such requests on the terms and conditions set forth below.

I.           AMENDMENTS TO CREDIT AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.             Section 1.01 (Definitions) of the Credit Agreement is hereby amended to add or modify the following definitions:

“Credit Documents” “Credit Documents” shall mean and include this Agreement, the Notes, the Guaranty, the Security Documents, the Disbursement Agreement, the Intercreditor Agreement, each Letter of Credit Application, each Notice of Borrowing, each Notice of Interest Period Selection, each Notice of Conversion, all Lender Rate Contracts, the Collateral Certificate, the Fee Letter, all other documents, instruments and agreements delivered to the Administrative Agent, the Collateral Trustee, or any Lender pursuant to Sections 3.01 or 3.02 and all other documents, instruments and agreements delivered by any Loan Party to the Administrative Agent, the Collateral Trustee or any Lender in connection with this Agreement or any other Credit Document on or after the date of this Agreement, including, without limitation, any amendments, consents or waivers, as the same may be amended, restated, supplemented or modified from time to time.

“Disbursement Account” shall have the meaning defined in the Disbursement Agreement.

“Disbursement Agreement”  shall mean the Construction Monitoring and Disbursement Agreement between Borrower and the Administrative Agent, for the ratable benefit of the Lenders, dated as of August 26, 2013 relating to the disbursement of the proceeds of the Term Loan (Hotel).

“Fixed Charge Coverage Ratio” shall mean, as at any date of determination, with respect to the Borrower Parties for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date, (a) Adjusted EBITDA, plus (i) Rent Expense, minus (ii) the aggregate amount of non-financed Capital Expenditures (excluding non-financed Capital Expenditures not to exceed $7,500,000 incurred to construct a hotel adjacent to the Silver Slipper Casino) made during such period, minus (iii) the aggregate amount of Distributions made during such period, minus (iv) cash taxes required to be paid during such period divided by (b) Fixed Charges for such period.

“Maturity Date” shall mean the fourth anniversary of the Closing Date (June 29, 2016).

“Pricing Grid” shall mean,

Tier	First Lien Leverage Ratio	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans
I	Greater than 1.00: 1.00	3.75%	2.75%
II	Equal to or less than 1.00 : 1.00	3.00%	2.00%

“Term Loan” shall mean each loan made by a Term Lender pursuant to Section 2.01(a) and Section 2.01(h).

“Term Loan Commitment” shall mean, with respect to each Lender, the Dollar amount set forth under the caption “Term Loan Commitment and “Term Loan (Hotel) Commitment” opposite such Lender’s name on Part a of Schedule I, or, if changed, such Dollar amount as may be set forth for such Lender in the Register.

“Term Loan (Hotel)” shall mean each loan made by a Term Lender pursuant to Section 2.01(h).

“Term Loan (Hotel) Commitment” shall mean, with respect to each Lender, the Dollar amount set forth under the caption “Term Loan (Hotel) Commitment” opposite such Lender’s name on Part A of Schedule I, or if changed, such Dollar as may be set forth for such Lender in the Register.

“Total Term Loan Commitment” shall mean, at any time, Fifty-Six Million, Two Hundred Fifty Thousand Dollars ($56,250,000) or, when such amount is reduced pursuant to Section 2.04(b), the amount to which so reduced and in effect at such time.

“Unused Term Loan (Hotel) Commitment” shall mean, at any time, remainder of the (a) the Total Term Loan (Hotel) Commitment at such time minus (b) the aggregate outstanding principal amount on the Term Loan (Hotel) at such time.

2.             Section 1.05 (Time) of the Credit Agreement is hereby amended to read as follows:

1.05    Time.  All references in this Agreement and each of the other Credit Documents to a time of day shall mean New York, New York time, unless otherwise indicated.

3.             Section 2.01(c) (Loan Facilities; Notice of Loan Borrowing) of the Credit Agreement is hereby amended to read as follows:

(c)           Notice of Loan Borrowing.  The Borrower shall request each Revolving Loan Borrowing and Term Loan Borrowing by delivering to the Administrative Agent an irrevocable written notice substantially in the form of Exhibit A (a “Notice of Loan Borrowing”), duly executed by a Responsible Officer of the Borrower and appropriately completed which specifies, among other things:

(i)             Whether the applicable Borrowing is a Revolving Loan Borrowing or Term Loan Borrowing;

(ii)            In the case of a Revolving Loan Borrowing, the principal amount of the requested Revolving Loan Borrowing, which shall be in the amount of $500,000 or an integral multiple of $100,000 in excess thereof, provided that if such Revolving Loan Borrowing is of the remaining unfunded Total Revolving Loan Commitment, it shall not be subject to any limitation under this clause (ii);

(iii)           Whether the requested Revolving Loan Borrowing is to consist of Base Rate Loans or LIBOR Loans;

(iv)           If the requested Revolving Loan Borrowing is to consist of LIBOR Loans, the initial Interest Period(s) selected by the Borrower for such LIBOR Loans in accordance with Section 2.01(f); and

(v)           The date of the requested Revolving Loan Borrowing, which shall be a Business Day.

The Borrower shall give (x) each Notice of Loan Borrowing for Revolving Loans to the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of LIBOR Loans, and not later than 11:00 a.m. at least one (1) Business Day before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of Base Rate Loans, and (y) the Notice of Loan Borrowing for the Term Loan Borrowing (other than with respect to the Term Loan (Hotel), to the Administrative Agent no later than 11:00 a.m. at least one (1) Business Day before the date of the requested Term Loan Borrowing and (z) the Notice of Loan Borrowing for the Term Loan (Hotel) Borrowing to the Administrative Agent no later than 11:00 a.m. at least ten (10) Business Days before the date of the requested Term Loan Borrowing.  Any Notice of Loan Borrowing received by the Administrative Agent after 11:00 a.m. on any Business Day shall be deemed received by the Administrative Agent on the next Business Day.  Each Notice of Loan Borrowing shall be delivered by first-class mail, facsimile or email containing a PDF of such signed and completed Notice of Loan Borrowing to the Administrative Agent at the office or to the facsimile number or email address specified in Section 8.01; provided, however, that the Borrower shall promptly deliver to the Administrative Agent the original of any Notice of Loan Borrowing initially delivered by facsimile or email.  The Administrative Agent shall promptly notify (x) each Revolving Lender of the contents of each Notice of Loan Borrowing for Revolving Loans and of the amount and Type of (and, if applicable, the Interest Period for) the Revolving Loan to be made by such Revolving Lender as part of the requested Revolving Loan Borrowing and (y) each Term Lender of the contents of the Notice of Loan Borrowing for the Term Loan Borrowing on the Initial Funding Date and of the amount of the Term Loan to be made by such Term Lender as part of the requested Term Loan Borrowing and (z) each Term Lender of the contents of each Notice of Loan Borrowing for Term Loans (Hotel) and of the amount and Type of (and, if applicable, the Interest Period for) the Term Loan (Hotel) to be made by such Term Lender as part of the requested Term Loan (Hotel) Borrowing.

The Lenders will, not later than 1:00 p.m. on the borrowing date specified in such Notice of Loan Borrowing (or not later than 1:00 p.m. on the borrowing date approved by the Administrative Agent in the case of Borrowings under the Term Loan (Hotel)), make the amount of the Loan Borrowing available to the Borrower at the office of the Administrative Agent in New Orleans, Louisiana, by crediting the account of the Borrower with the Administrative Agent in immediately available funds (or crediting the Disbursement Account in the case of Borrowings under the Term Loan (Hotel)).

4.             Section 2.01(g)(iii) (Loan Facilities, Scheduled Payments; Schedule Principal Payments – Term Loans) of the Credit Agreement is hereby amended to read as follows:

(iii)           Scheduled Principal Payments – Term Loans.  On each Term Loan Installment Date, the Borrower shall repay (A) the principal amount of the Term Loans made pursuant to Section 2.01(a) in equal quarterly installments of $1,250,000 in the aggregate plus, (B) from and after January 1, 2015, equal quarterly installments of two and one-half percent (2.5%) of the total principal outstanding on the Term Loan (Hotel) on December 31, 2014; provided, that the Borrower shall pay all outstanding principal on the Term Loans, together with all accrued and unpaid interest thereon, on the Maturity Date.

The Borrower shall also make the mandatory prepayments required by Section 2.06(c), which shall be applied to the Loans in the manner set forth in Section 2.06(d).

5.             Section 2.01(h) (Loan Facilities, Term Loan (Hotel)) of the Credit Agreement is hereby amended to read as follows:

(h)            Term Loan (Hotel).  (i)  On the terms and subject to the conditions of this Agreement, each Term Lender severally agrees to advance to the Borrower a loan in Dollars under this Section 2.01(h); provided, however, that (A) the principal amount of the Term Loan (Hotel) made by such Term Lender shall not exceed such Term Lender’s Term Loan (Hotel) Commitment and (B) the aggregate principal amount of all Term Loans (Hotel) made by all Term Lenders shall not exceed the Total Term Loan (Hotel) Commitment.  Advances on the Term Loans shall be made on a pro rata basis by the Term Lenders in accordance with their respective Term Proportionate Shares, with the Term Loan Borrowing to be comprised of a Term Loan by each Term Lender equal to such Term Lender’s Term Proportionate Share of such Term Loan Borrowing.

(ii)           The proceeds of the Term Loan (Hotel) shall be used solely to fund the development and opening of a hotel adjacent to the Silver Slipper Casino, and the proceeds of the Term Loan (Hotel) shall be advanced by each Term Lender to the Administrative Agent and disbursed by the Administrative Agent to the Borrower pursuant to the Disbursement Agreement in monthly progress payments as work on the hotel proceeds.

(iii)           No advances on the Term Loan (Hotel) shall be made after December 31, 2014.

6.             Section 2.04(b) (Amount Limitations, Commitment Reductions, Etc.; Mandatory Reductions of Commitments) and Section 2.04(c) (Amount Limitations Commitment Reductions, Etc.; Effect of Revolving Loan Commitment Adjustments) of the Credit Agreement are hereby amended to read as follows:

(b)           Mandatory Reduction of Commitments.

(i)             The Total Revolving Loan Commitment shall be automatically and permanently reduced to zero on the Maturity Date.

(ii)            The Term Loan Commitment for the Term Loan pursuant to Section 2.01(a)(i) shall be automatically and permanently reduced to zero at the close of business on the Initial Funding Date; the Term Loan Commitment for the Term Loan (Hotel) shall automatically and permanently reduce to zero at the close of business on December 31, 2014.

(c)   Effect of Revolving Loan Commitment Adjustments.  From the Closing Date of any reduction of the Total Revolving Loan Commitment, the Commitment Fees payable pursuant to Section 2.05(b) shall be computed on the basis of the Total Revolving Loan Commitment as so reduced.  Any reduction of the Total Revolving Loan Commitment pursuant to Section 2.04(a) shall be applied ratably to reduce each Lender’s Revolving Loan Commitment in accordance with Section 2.10(a)(i).

7.             Section 2.05(c) (Fees: Commitment Fees) of the Credit Agreement is hereby amended to read as follows:

(c)           Commitment Fees.  The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders (other than any Defaulting Lender with respect to the period during which it is a Defaulting Lender) as provided in Sections 2.10(a)(v) and 2.10(a)(vi), commitment fees (collectively, the “Commitment Fees”) equal to the Commitment Fee Percentage of the sum of (i) the daily average Unused Revolving Commitment for the period beginning on the date of this Agreement and ending on the Maturity Date and (ii) the daily average Unused Term Loan (Hotel) Commitment for the period beginning on the date of the First Amendment to this Agreement and ending on December 31, 2014.  The Borrower shall pay the Commitment Fees in arrears on the last Business Day of each March, June, September and December (commencing on the first such Day after the Closing Date), on the Initial Funding Date and on the Maturity Date (or if the Total Revolving Commitment is cancelled on a date prior to the Maturity Date, on such prior date).

8.             Section 5.02(a)(vii) (Negative Covenants; Indebtedness) of the Credit Agreement is hereby amended to read as follows:

(vii)           (x) purchase money Indebtedness and Capital Lease obligations in an aggregate principal amount not to exceed $750,000 at any one time outstanding and (y) Capital Lease obligations in an aggregate principal amount not to exceed $9,000,000 at any one time outstanding incurred to construct a hotel adjacent to the Rising Star Casino.

9.             Section 5.03 (Financial Covenants) of the Credit Agreement is hereby amended to read as follows:

5.03           Financial Covenants.  So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid, or any portion of any Commitment remains in force, the Borrower will comply, and will cause compliance, with the following financial covenants (beginning with the fiscal quarter in which the Initial Funding Date occurs, or if the Initial Funding Date occurs during the last 30 days of said fiscal quarter, the first full quarter after the Initial Funding Date), unless the Required Lenders shall otherwise consent in writing:

(a)            Total Leverage Ratio.  The Borrower shall not permit the Total Leverage Ratio as of the last day of any fiscal quarter to be greater than the ratio set forth opposite the applicable period below:

Applicable Period	Maximum Total Leverage Ratio

Initial Funding Date through and including December 31, 2014	4.00 to 1.00

January 1, 2015 through and including December 31, 2015	3.75 to 1.00

January 1, 2016 and thereafter	3.50 to 1:00

(b)   First Lien Leverage Ratio.  The Borrower shall not permit the First Lien Leverage Ratio as of the last day of any fiscal quarter to be greater than the ratio set forth opposite the applicable period below:

Applicable Period	Maximum First Lien Leverage Ratio
Initial Funding Date through and including December 31, 2014	2.75 to 1.00
January 1, 2015 through and including December 31, 2015	2.50 to 1.00
January 1, 2016 and thereafter	2.25 to 1:00

(c)   Fixed Charge Coverage Ratio.  The Borrower shall not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than 1.10 to 1.00.

(d)           Capital Expenditures.  The Borrower shall not permit the aggregate amount of Capital Expenditures made by the Loan Parties in any fiscal year (i) to exceed 5% of total revenues for the immediately preceding year or (ii) to be less than 1.5% of the total revenues for the immediately preceding fiscal year; provided, that the foregoing shall not include or limit (x) capital expenditures in an aggregate amount not to exceed $17,000,000 to construct a hotel adjacent to the Silver Slipper Casino or (y) for the avoidance of doubt, the acquisition of Capital Assets in connection with Capital Lease obligations in an aggregate principal amount not to exceed $9,000,000 incurred to construct a hotel adjacent to the Rising Star Casino.

10.   A new Exhibit A-1 (Notice of Term Loan (Hotel) Borrowing) is hereby added to the Credit Agreement as set forth on Exhibit A-1 to this Amendment.

11.   Except as specifically amended hereby, all of the remaining terms and conditions of the Credit Agreement shall remain in full force and effect.

II.           MISCELLANEOUS

1.             Representations and Warranties.  Borrower represents to the Administrative Agent and the Lenders as follows:

(a)   The representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of such date);

(b)   No Default has occurred and is continuing; and

(c)   No material adverse change in the business, operations, condition (financial or otherwise), assets or liabilities (whether actual or contingent) of the Borrower Parties taken as a whole (including the Purchased Assets as if they were owned on December 31, 2011 and for the twelve months prior thereto), has occurred since December 31, 2011.

2.             Conditions Precedent.  As conditions precedent to the execution and delivery by the Agent and the Lenders of this Amendment, (i) the Borrower shall have paid or caused to be paid all costs and expenses incurred by the Agent and the Lenders through the date hereof, (ii) the Borrower shall have paid the fees required to be paid through the date hereof, and (iii) the Agent and the Lenders shall have received the following, all of which shall be in form and substance satisfactory to the Agent and in sufficient counterparts:

(a)   Duly executed counterparts of this Amendment signed by all of the Loan Parties.

(b)   Duly executed counterparts of the Disbursement Agreement signed by Borrower and Administrative Agent.

(c)   Duly executed counterparts of Assignment of Agreements, Licenses, Permits and Contracts signed by Silver Slipper Casino Venture, together with UCC-1 Financing Statement (collectively, the “Assignment”).

(d)   Duly executed counterparts of First Amendment to First Lien Mortgage (Rising Star) and First Modification to First Lien Deed of Trust (Silver Slipper), in both cases extending the maturity date of the Obligations.

(e)   Acknowledgment of First Lien Guarantors to this Amendment.

(f)   Acknowledgment of Second Lien Lenders to this Amendment, and execution of Amendment No. 1 to Second Lien Credit Agreement to be consistent with this Amendment.

(g)   Satisfaction of all conditions to closing set forth in the Disbursement Agreement.

(h)   Such other documents as the Agent may have reasonably requested.

(i)            Payment of the fees set forth in the Fee Letter dated the date of this Amendment between Borrower and Administrative Agent.

3.            Counterparts.  This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.  Transmission by facsimile, “pdf” or similar electronic copy of an executed counterpart of this Credit Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.  Any party hereto may request an original counterpart of any party delivering such electronic counterpart.

[Signatures on following pages]

IN WITNESS WHEREOF, the Borrower, the Lenders, the Administrative Agent, the L/C Issuer and the Swing Line Lender have caused this Agreement to be executed as of the day and year first above written.

BORROWER:	FULL HOUSE RESORTS, INC.,
a Delaware corporation

	By:	/s/ Andre M. Hilliou
	Name:	Andre M. Hilliou
	Title:	CEO

ADMINISTRATIVE AGENT,
COLLATERAL TRUSTEE, L/C
ISSUER. SWING LINE LENDER
AND LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION,

	By:	/s/ Ross S. Wales
	Name:	Ross S. Wales
	Title:	Sr. Vice President

LENDERS:	NEVADA STATE BANK

	By:	/s/ Jamie Gazza
	Name:	Jamie Gazza
	Title:	Vice President

FIRST TENNESSEE BANK
NATIONAL ASSOCIATION

By:	/s/ Sharon Shipley
Name:	Sharon Shipley
Title:	Vice President

TRUSTMARK NATIONAL BANK

By:	/s/ Craig E. Sosebee
Name:	Craig E. Sosebee
Title:	First Vice President

BANK OF NEVADA

By:	/s/ Doron Joseph
Name:	Doron Joseph
Title:	SVP

EXHIBIT A-1

Notice of Term Loan (Hotel) Borrowing

[Date]

Capital One, National Association
as the Administrative Agent
201 St. Charles Avenue, 29th Floor
New Orleans, LA  70170
Attention: Lorie Ferguson
Tel. No. (504) 533-5718
Fax No. (504) 533-2060
Email: lorie.ferguson@capitalone.com

1.             Reference is made to that certain First Lien Credit Agreement, dated as of June 29, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among: (1) FULL HOUSE RESORTS, INC., a Delaware corporation (“Borrower”); (2) each of the financial institutions from time to time listed in Schedule I to the Credit Agreement (collectively, the “Lenders”); and (3) CAPITAL ONE, NATIONAL ASSOCIATION (“Capital One”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2.             Pursuant to Section 2.01(h) of the Credit Agreement, the Borrower hereby irrevocably requests a Term Loan (Hotel) Borrowing upon the following terms:

(a)   The principal amount of the requested Borrowing is to be $ __________;

(b)   The requested Borrowing is to consist of [“Base Rate”] [“LIBOR”] Loans;

(c)            If the requested Borrowing is to consist of LIBOR Loans, the initial Interest Period for such Loans will be _______ month[s]; and

(d)   The date of the requested Borrowing is to be _______________.

3.            The Borrower hereby certifies to the Administrative Agent and the Lenders that, on the date listed in Section 2(h) above and after giving effect to the requested Borrowing:

(a)   The representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and

Exhibit A-1

warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of such date);

(b)   No Default has occurred and is continuing or will result from the requested Borrowing; and

(c)   No material adverse change in the business, operations, condition (financial or otherwise), assets or liabilities (whether actual or contingent) of the Borrower Parties taken as a whole (including the Purchased Assets as if they were owned on December 31, 2011 and for the twelve months prior thereto), having occurred since December 31, 2011.

4.           Please disburse the proceeds of the requested Borrowing to Borrower’s Account No. ____________ with Capital One, National Association.

[Signature on following page]

Exhibit A-1, Page 2

IN WITNESS WHEREOF, the Borrower has executed this Notice of Loan Borrowing on the date set forth above.

FULL HOUSE RESORTS, INC.,
a Delaware corporation

By:	/s/ Andre M. Hilliou
Name:	Andre M. Hilliou
Title:	CEO

Exhibit A-1, Page 3

SCHEDULE I

The Lenders

Part A

Name of Lender	Revolving Loan Commitment	Revolving Proportionate Share	Term Loan Commitment	Term Loan Proportionate Share	Term Loan (Hotel) Commitment	Term Loan (Hotel) Proportionate Share	Total Proportionate Share (1)
Capital One, National Association	$2,250,000	45.0%	$18,500,000	40.0%	$4,000,000	40.0%	40.408%
Nevada State Bank	$1,250,000	25.0%	$11,562,500	25.0%	$2,500,000	25.0%	25.000%
First Tennessee Bank	$ 750,000	15.0%	$7,168,750	15.5%	$2,000,000	20.0%	16.194%
Trustmark National Bank	$ 500,000	10.0%	$5,550,000	12.0%	$1,500,000	15.0%	12.327%
Bank of Nevada	$250,000	5.0%	$3,468,750	7.5%	$ 0.00	0.0%	6.071%
Total	$5,000,000	100.0%	$46,250,000	100.0%	$10,000,000	100.0%	100.000%

(1)           Assuming Term Loan current balance (08/26/13) and Revolving Loan and Term Loan (hotel) fully funded; Total Proportionate Shares will change as Term Loans are repaid and Revolving Loan Commitment reduced.

Schedule I